UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2022, Cronos Group Inc. (the “Company”) appointed John Griese as Senior Vice President, Head of Operations (North America) of the Company.

Mr. Griese, 59, joined the Company in August 2021 as Vice President of Operations. Prior to joining the Company, Mr. Griese served as Chief Operating Officer of The Supreme Cannabis Company Inc., a global diversified portfolio of distinct cannabis companies, products and brands, from November 2019 until January 2021. Prior to The Supreme Cannabis Company Inc., Mr. Griese served as Chief Operating Officer of Creso Pharma Limited from July 2018 through November 2019. Prior to joining Creso Pharma Limited, Mr. Griese served as Chief Operating Officer of California Loyal, Inc. Prior to joining California Loyal, Inc., Mr. Griese served as Vice President of Supply Chain for Sofina Foods Inc., from August 2013 to July 2017. Prior to joining Sofina Foods Inc., Mr. Griese served in a number of key supply chain and operational roles at Nestlé S.A. from August 2007 to July 2013 and PepsiCo from November 1990 through August 2007. Mr. Griese received an Honors Degree, Bachelor of Arts, from the University of Guelph, in Ontario, Canada.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: January 10, 2022	By:	/s/ Kurt Schmidt
Name: Kurt Schmidt
Title: President & Chief Executive Officer